UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
U.S. ENERGY SYSTEMS, INC., et al.,	)	Case No. 08-10054 (RDD)
)
Debtors.[1]	)	(Jointly Administered)
)

DISCLOSURE STATEMENT WITH RESPECT TO THE
FIRST AMENDED PLAN OF REORGANIZATION OF GBGH, LLC

Peter S. Partee
Scott H. Bernstein
HUNTON & WILLIAMS LLP
200 Park Avenue, 53rd Floor
New York, New York 10166

-and-

Michael G. Wilson
HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219

Dated: February 23, 2009	Attorneys for Debtors and
New York, New York	Debtors-in-Possession

[1]
The other Debtors in the jointly administered cases are the following:  U.S. Energy Overseas Investments, LLC, GBGH, LLC, U.S. Energy Biogas Corp., Biogas Financial Corp., Power Generation (Suffolk), Inc., Resources Generating Systems, Inc., Suffolk Biogas, Inc., USEB Assignee, LLC, ZFC Energy, Inc., ZMG Inc., and Oceanside Energy, Inc.

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE FIRST AMENDED PLAN OF REORGANIZATION OF GBGH, LLC.  NEITHER ACCEPTANCES NOR REJECTIONS OF THE PLAN MAY BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL, BUT HAS NOT YET BEEN APPROVED.  INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS SUBJECT TO COMPLETION, AMENDMENT AND SUPPLEMENTATION.

IMPORTANT NOTICE

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON OR OTHERWISE USED FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS ENTITLED TO VOTE ON THE PLAN SHOULD READ THIS DISCLOSURE STATEMENT AND ALL EXHIBITS HERETO, INCLUDING THE PLAN, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.  PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS ANNEXED TO THE DISCLOSURE STATEMENT AND THE PLAN.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN.  THE TRANSMISSION OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF.  AFTER THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN WILL BE MATERIALLY ACCURATE, AND (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE· FEDERAL RULES OF BANKRUPTCY PROCEDURE, AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW.  THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE HOLDERS OF CLAIMS AGAINST THE DEBTOR WITH “ADEQUATE INFORMATION” (AS DEFINED IN THE BANKRUPTCY CODE) TO DETERMINE WHETHER TO ACCEPT OR REJECT THE PLAN. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING, SECURITIES OF THE DEBTOR SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

i

THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, AS A STIPULATION OR AS A WAIVER, BUT RATHER, AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THE DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION OR THE PLAN ON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTOR.

PARTIES SHOULD CONSULT WITH THEIR OWN COUNSEL, ACCOUNTANTS, AND/OR TAX ADVISERS WITH RESPECT TO THE LEGAL EFFECTS AND OTHER CONSEQUENCES OF THE PLAN.

TABLE OF CONTENTS

F.	Employee Incentive Plan for the Management of UK Energy Systems Limited	44

IX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		44
A.	Liquidation Under Chapter 7 of the Bankruptcy Code	44
B.	Alternative Plan(s) of Reorganization	45
C.	Dismissal of the Case	45

X. CONCLUSION		45

TABLE OF EXHIBITS

Exhibit A	First Amended Plan of Reorganization of GBGH, LLC

Exhibit B	Liquidation Analysis

Exhibit C	Projections

Exhibit D	Unaudited Financial Information of GBGH, LLC

I.  PURPOSE AND FUNCTION OF THIS DISCLOSURE STATEMENT

This Disclosure Statement (the “Disclosure Statement”) has been prepared pursuant to section 1125 of the Bankruptcy Code by GBGH, LLC (“GBGH”), a Delaware limited liability company and a debtor and debtor-in-possession (the “Debtor” and collectively with the other debtors in the above-captioned chapter 11 cases, the “Debtors”) in the above-captioned cases in connection with the Debtor’s solicitation of votes to accept the First Amended Plan of Reorganization of GBGH, LLC dated February 23, 2009 (as may be amended, supplemented or otherwise modified from time to time, the “Plan”).  Capitalized terms used in this Disclosure Statement and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

The purpose of the Disclosure Statement is to set forth information:  (i) regarding the history of the Debtor and its business, (ii) describing the Debtor’s chapter 11 case (the “Chapter 11 Case”); (iii) concerning the Plan and alternatives to the Plan; (iv) advising the Holders of Claims and Interests of their rights under the Plan; and (v) assisting the Holders of Claims entitled to vote on the Plan in making an informed judgment regarding whether they should vote to accept or reject the Plan.  The purpose of the Plan is to effect a restructuring of the Debtor’s liabilities in a manner that will maximize recoveries by Creditors.

FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS THERETO IN THEIR ENTIRETY.

This Disclosure Statement:

•	Summarizes the Plan and the proposed treatment of Holders of Claims and Interests under the Plan (Section V.A., Classification and Treatment of Claims and Interests);

•	Describes the procedures for soliciting and casting votes on and confirming the Plan (Section III, Solicitation and Voting Procedures);

•	Describes the background and events leading to the Debtor’s decision to commence the Chapter 11 Case (Section IV, General Background regarding the Debtor);

•	Describes the Debtor’s capital structure (Section IV.B, The Debtor’s Capital Structure);

•	Describes the means for implementing the Plan (Section V.C., Means for Implementing the Plan);

•	Projects the total percentage recovery that each Class of Allowed Claims and Interests is likely to receive (Section II, Overview of the Plan); and

•
Evaluates liquidation under Chapter 7 of the Bankruptcy Code as an alternative to the Plan, other alternatives and dismissal of the Case (Section IX.A, Alternatives to Confirmation and Consummation of the Plan).

II.  OVERVIEW OF THE PLAN

The Plan provides for:

•
Holders of Allowed First Lien Secured Claims, on the Effective Date or as soon as reasonably practicable thereafter to receive their Ratable Portion of (i) the New Term Facility in the aggregate principal amount of $50 million, (ii) the New Second Lien Credit Facility in the aggregate principal amount of $15 million, and (iii) New Membership Interests representing 97.5% of the aggregate New Membership Interests, before giving effect to the exercise of any Warrants;

•
Holders of Allowed Second Lien Secured Claims that vote in favor of the Plan and to accept the releases set forth in Article X of the Plan, on the Effective Date or as soon as reasonably practicable thereafter to receive their Ratable Portion of (i) New Membership Interests representing 2.5% of the aggregate outstanding New Membership Interests, before giving effect to the exercise of any Warrants, and (ii) 100% of the Warrants.  The claims held by Holders of Allowed Second Lien Secured Claims that vote to reject the Plan will not be counted as Allowed Claims when determining the respective Ratable Portions of the New Membership Interests and Warrants that will be distributed under the Plan to the Holders of Allowed Second Lien Secured Claims that vote to accept that Plan and accept the releases set forth in Article X of the Plan.  To the extent that Holders of least two-thirds (2/3) in amount of Allowed Claims actually voting in Class 2 have not voted to accept the Plan and the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have not voted to accept the Plan, the Holders of the Allowed Second Lien Secured Claims shall receive no distribution or property under the Plan;

•	The Reinstatement of all Allowed Other Secured Claims, if and to the extent that any such Claims exist;

•	The payment in full of all Unclassified Claims, if and to the extent that any such Claims exist;

•	The payment in full of all Allowed Priority Non-Tax Claims; and

•	The discharge of all General Unsecured Claims and the cancellation of all outstanding Interests in the Debtor.

The following table briefly summarizes the treatment of Allowed Claims and Interests and the provisions of the Plan.  For a more detailed description of the terms and provisions of the Plan, see Article V below.

In accordance with Bankruptcy Code § 1123(a)(1), Administrative Claims and Priority Tax Claims have not been classified under the Plan.  Similarly, Professional Fee Claims are not classified under the Plan.  Section V.A.1. below describes the treatment of such Unclassified Claims.

Class	Treatment Under the Plan and Entitlement to Vote	Estimated Allowed Claims	Estimated Recovery
Class 1 First Lien Secured Claims	Impaired; Entitled to Vote. On the Effective Date, Holders of the Allowed First Lien Secured Claims shall receive their Ratable Portion of (i) the New Term Facility in the aggregate principal amount of $50 million, (ii) the New Second Lien Credit Facility in the aggregate principal amount of $15 million; and (iii) New Membership Interests representing 97.5% of the aggregate New Membership Interests, before giving effect to the exercise of any Warrants. Holders of Class 1 Claims will not receive full Cash payment of their Claims.	$116,266,549	Less than 100%
Class 2 Second Lien Secured Claims
Impaired; Entitled to Vote.  On the Effective Date, Holders of the Allowed Second Lien Secured Claims which vote in favor of the Plan and accept the releases set forth in Article X of the Plan shall receive their Ratable Portion of (i) New Membership Interests representing 2.5% of the aggregate New Membership Interests, before giving effect to the exercise of any Warrants, and (ii) 100% of the Warrants.  Holders of Class 2 Claims will not receive full Cash payment of their Claims.  The claims held by Holders of Allowed Second Lien Secured Claims that vote to reject the Plan will not be counted as Allowed Claims when determining the respective Ratable Portions of the New Membership Interests and Warrants that will be distributed under the Plan to the Holders of Allowed Second Lien Secured Claims that vote to accept that Plan and accept the releases set forth in Article X of the Plan.  To the extent that Holders of least two-thirds (2/3) in amount of Allowed Claims actually voting in Class 2 have not voted to accept the Plan and the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have not voted to accept the Plan, the Holders of the Allowed Second Lien Secured Claims shall receive no distribution or property under the Plan.
		$32,447,093.88	Undetermined

Class	Treatment Under the Plan and Entitlement to Vote	Estimated Allowed Claims	Estimated Recovery
Class 3 Other Secured Claims	Unimpaired; Deemed to Accept; Not entitled to Vote. Holders of the Allowed Other Secured Claims shall have their Claims Reinstated.	$0	100%
Class 4 Priority Non-Tax Claims
Unimpaired; Deemed to Accept; Not Entitled to Vote.  Unless the Holder of an Allowed Priority Non-Tax Claim and the Debtor agree to a different treatment, each Holder of an Allowed Priority Non-Tax Claim shall receive one of the following alternative treatments, at the election of the Debtor:  (i) to the extent, then due and owing on the Effective Date, payment of such Holder’s Allowed Priority Non-Tax Claim in full, in Cash, by Reorganized GBGH, (ii) to the extent not due and owing on the Effective Date, payment of such Holder’s Allowed Priority Non-Tax Claim in full, in Cash, by Reorganized GBGH when such Allowed Priority Non-Tax Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or (iii) other treatment in any manner such that Priority Non-Tax Claims shall not be impaired pursuant to section 1124 of the Bankruptcy Code.
		$0	100%
Class 5 General Unsecured Claims	Impaired; Deemed to Reject; Not entitled to Vote. Each Holder thereof shall neither receive nor retain any distribution or property on account of its General Unsecured Claim and the Holders of Class 5 Claims are conclusively deemed to have voted to reject the Plan.	$0	0%
Class 6 Interests	Impaired; Deemed to Reject; Not entitled to Vote. On the Effective Date, Interests will be cancelled and each Holder thereof shall neither receive nor retain any distribution or property on account of its Interests. Holders of Interests are conclusively deemed to have voted to reject the Plan.	N/A	0%

III.  SOLICITATION AND VOTING PROCEDURES

A.	Chapter 11 Generally

Under chapter 11 of the Bankruptcy Code, a debtor is authorized to take certain actions to reorganize or sell its business for the benefit of its creditors, shareholders and other parties in interest.  The confirmation and consummation of a plan of reorganization is the objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor, and is implemented only after it has been confirmed by the Bankruptcy Court.  Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity security holder of the debtor.  Subject to certain limited exceptions, the confirmation order discharges the debtor from any debt that arose before the date of confirmation of the plan in exchange for the consideration specified under the confirmed plan.

The Plan provides for specified payments and distributions to the various Holders of Claims (unclassified and classified) and Interests, which are described in detail herein.  The Debtor believes that the Plan provides consideration to all Holders of Claims (unclassified and classified) and Interests that reflects an appropriate resolution of the Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of Claims and Interests.  In addition to the voting requirements discussed below, the Bankruptcy Court must find that various statutory tests are met before it may confirm the Plan.  Many of these tests are designed to protect the interests of Holders of Claims or Interests who do not vote to accept the Plan, but who nevertheless will be bound by the provisions of the Plan if it is confirmed.  For a more complete description of the requirements of such tests and how the Plan satisfies such tests, see Section VI.B. of this Disclosure Statement.

B.	Notice to Holders of Claims and Interests

This Disclosure Statement is being transmitted to Holders of certain Claims against and Interests in the Debtor.  The primary purpose of this Disclosure Statement is to provide those parties voting on the Plan with adequate information to make an informed decision on whether to vote to accept or reject the Plan.

On February __, 2009, the Bankruptcy Court entered an order [Docket ____] approving this Disclosure Statement, finding that it contains information of a kind and in sufficient detail to enable the Holders of Claims and Interests against the Debtor that are entitled to vote to make an informed judgment about the Plan.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, NOR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

IF CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE ANY DISTRIBUTIONS OF PROPERTY UNDER THE PLAN.  THUS, YOU ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT CAREFULLY.  IN PARTICULAR, HOLDERS OF IMPAIRED CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND ANY EXHIBITS THERETO, THE PLAN, AND ANY EXHIBITS TO THE PLAN CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR TO REJECT THE PLAN.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT BY ITS NATURE IS FORWARD LOOKING OR CONTAINS OR MAY CONTAIN ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS.

Except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur after the date hereof and that may have a material impact on the information contained in this Disclosure Statement.  Further, the Debtor does not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences.  Accordingly, the delivery of this Disclosure Statement shall not under any circumstances imply that the information herein is correct or complete as of any time after the date hereof.

C.	Solicitation of Acceptances of the Plan

Under the Plan, all Claims and Interests that are required to be designated in Classes pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code have been placed in various Classes based on the nature and priority of the Claim or Interest.  Each Class is either impaired or unimpaired under the Plan, as such terms are defined in section 1124 of the Bankruptcy Code.  A Class of Claims or Interests that is Unimpaired is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, accordingly, is not entitled to vote on the Plan.  Similarly, a Class of Claims or Interests that does not receive or retain any property under the Plan is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, likewise, is not entitled to vote.  Accordingly, acceptances of the Plan are being solicited only from Holders of Claims in Impaired Classes that are to receive distributions under the Plan.  The only such Classes are Classes 1 and 2 (other Holders of Claims in Classes 3 and 4 are Unimpaired under the Plan, and the Holders thereof conclusively are presumed to have accepted the Plan.  Holders of Claims in Class 5 and Holders of Interests in Class 6 will receive no distribution under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

The Bankruptcy Code provides that a Class of Impaired Claims shall have accepted the Plan if Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.  Pursuant to section 1126(c) of the Bankruptcy Code, a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such an acceptance or rejection of the Plan was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.  For a more complete description of the requirements of confirmation of the Plan, see Section VI.B. of this Disclosure Statement.

If a Class of Claims entitled to vote on the Plan does not accept the Plan, the Debtor reserves the right to amend the Plan or to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both.  Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the rejection of the Plan by one more Impaired Classes of Claims.  Under that section, a plan may be confirmed by a bankruptcy court, if among other things, the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class.  For a more complete description of the requirements of confirmation of a nonconsensual plan, see Section VI.B. of this Disclosure Statement.

In the event that a Class of Claims entitled to vote does not vote to accept the Plan, the Debtor’s determination as to whether to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code will be announced prior to the Confirmation Hearing.

D.	Voting on the Plan

The Voting Deadline is March __, 2009 at 5:00 p.m. (prevailing Eastern Time).  To be counted for purposes of voting on the Plan, all of the information requested on the applicable Ballot must be provided.  The Debtor reserves the right, in its sole discretion, to extend the Voting Deadline, in which case the term “Voting Deadline” will mean the latest date on which a Ballot will be accepted.  To the extent the Voting Deadline is extended by the Debtor, the Debtor will notify you of any extension by oral or written notice and as promptly as practicable mail written notice thereof to each record Holder of Claims entitled to vote.  The notice may state that the Debtor is extending the Voting Deadline for a specified period of time or on a daily basis until 5:00 p.m., prevailing Eastern Time, on the date on which the Debtor has received sufficient acceptances to seek Confirmation of the Plan.

If you are entitled to vote to accept or reject the Plan, enclosed is a Ballot for the acceptance or rejection of the Plan and a pre-addressed return envelope for the return of the Ballot.

BALLOTS FOR ACCEPTANCE OR REJECTION OF THE PLAN ARE BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 1 AND 2 BECAUSE THEY ARE THE ONLY HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

Please use only the official Ballot or Ballots that accompanies this Disclosure Statement.  All votes to accept or reject the Plan must be cast by using that Ballot.  Votes that are cast in any manner other than on the designated Ballot will not be counted.  Ballots must be actually received by Epiq Bankruptcy Solutions, LLC (“Epiq” or the “Balloting Agent”), at one of the addresses indicated on the Ballot, by no later than 5:00 p.m., prevailing Eastern Time, on March __, 2009.  If you elect to vote on the Plan, you should complete and sign the Ballot in accordance with the instructions thereon, being sure to (i) fill in the amount of your Claim in the appropriate space provided and check the appropriate box entitled “Accept the Plan” or “Reject the Plan,” and (ii) fill in the appropriate box indicating whether you accept the releases set forth in section 10.2 of the Plan.  You may not split your vote on the Plan with respect to a particular Class.

If you are the Holder of a Claim in Class 1 or Class 2 and did not receive a Ballot, received a damaged or illegible Ballot or lost your Ballot, of if you are a party in interest and have any questions concerning this Disclosure Statement, any of the exhibits hereto, the Plan or the Voting Procedures in respect thereof, please contact the Debtor’s Balloting Agent, at (546) 228-2500.

After carefully reviewing this Disclosure Statement and the exhibits attached hereto, please indicate on the enclosed Ballot your vote with respect to the Plan and whether you accept the releases set forth in section 10.2 of the Plan, and transmit the Ballot to Epiq in accordance with any of the following two methods:

By Hand or Overnight Delivery:
GBGH, LLC Ballot Processing
c/o Epiq Bankruptcy Solutions, LLC
757 Third Avenue, Third Floor
New York, New York 10017

By Mail:
GBGH, LLC Ballot Processing
c/o Epiq Bankruptcy Solutions, LLC
FDR Station
P.O. Box 5014
New York, New York 10150-5014

FAILURE TO COMPLY WITH THE REQUIREMENTS OF EITHER OF THESE METHODS MAY RESULT IN YOUR VOTE NOT BEING COUNTED.  IF YOU ARE REQUIRED TO RETURN YOUR BALLOT TO THE BALLOTING AGENT, YOU MUST RETURN YOUR BALLOT TO IT IN SUFFICIENT TIME FOR IT TO PROCESS AND RETURN IT TO THE BALLOTING AGENT BY THE VOTING DEADLINE.

THE DEBTOR BELIEVES THAT PROMPT CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR, ITS ESTATE AND ALL HOLDERS OF CLAIMS.  THE DEBTOR STRONGLY URGES CREDITORS TO VOTE TO ACCEPT THE DEBTOR’S PLAN.

E.	Voting Procedures

In the event that a Ballot is properly executed, but leaves the amount of the Claim blank, the aggregate amount of the Claim for voting purposes will be the amount shown on the Debtor’s books and records and listed in the Debtor’s Schedules of Assets and Liabilities, unless otherwise ordered by the Bankruptcy Court.  If the aggregate amount of the Claims filled in on your Ballot exceeds the amount indicated by the Debtor’s books and records and listed in the Debtor’s Schedules of Assets and Liabilities, the Debtor reserves the right to seek an order of the Bankruptcy Court determining the proper amount of your Claims for voting purposes pursuant to Bankruptcy Rule 3018.  Failure by a Holder of a Claim to deliver a duly signed Ballot will constitute an abstention by that Holder with respect to a vote on the Plan.  Abstentions will not be counted as either acceptances or rejections of the Plan.  Because abstentions will have no effect on voting with respect to the Plan, it is extremely important that you timely return your Ballot to indicate whether you accept or reject the Plan.  Any executed Ballots that are timely received but do not indicate either an acceptance or a rejection of the Plan or indicate both an acceptance and a rejection of the Plan will be counted as an acceptance of the Plan.

Submission of all Ballots must be made directly to Epiq in accordance with the instructions on the Ballots.  In all cases, sufficient time should be allowed to assure timely delivery.  You may receive multiple solicitation packages.  You should only vote one Ballot for each Class of which you are a member.

F.	Withdrawal of Votes on the Plan

The solicitation of acceptances of the Plan will expire on the Voting Deadline.  A properly submitted Ballot may be withdrawn by delivering a written notice of withdrawal to Epiq at one of the addresses set forth on the Ballot at any time prior to the Voting Deadline.  Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court, pursuant to Bankruptcy Rule 3018(a).

To be valid, a notice of withdrawal must:

•	specify the name of the holder who submitted the votes on the Plan to be withdrawn;

•	contain the description of the Claim; and

•	be signed by the holder in the same manner as on the Ballot.

The Debtor expressly reserves the absolute right to contest the timeliness or validity of any withdrawals of votes on the Plan.

In addition to withdrawal as specified above, any holder who has previously submitted a properly completed Ballot may revoke and change its vote by submitting to Epiq prior to the Voting Deadline a subsequent properly completed Ballot.  If more than one timely, properly completed Ballot is received, only the Ballot that bears the latest date will be counted.  If more than one Ballot is submitted, and the later dated Ballot(s) supplement rather than supersede the earlier Ballot(s), the subsequent Ballot(s) must be marked with the words “Additional Votes” or other language customarily used to indicate additional votes that are not meant to revoke earlier votes.

G.	Other General Information

The Debtor believes that the Plan provides equal or greater value to creditors than other available alternatives.  A Liquidation Analysis containing a comparison of recoveries under the Plan versus a liquidation under chapter 7 of the Bankruptcy Code is annexed hereto as Exhibit B.  The Debtor believes that acceptance of the Plan is in the best interests of each and every Class of Creditors entitled to vote on the Plan and recommends that each Creditor vote to accept the Plan.  The Disclosure Statement contains good faith estimates and assumptions which are based on facts currently known to the Debtor and which may be materially different from actual future results.

  EACH CREDITOR SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY AND CONSULT WITH ITS LEGAL AND/OR BUSINESS ADVISORS AS IT DEEMS APPROPRIATE BEFORE VOTING ON THE PLAN.  THIS DISCLOSURE STATEMENT IS NOT LEGAL ADVICE TO YOU.  THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN.  THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN BY EACH HOLDER OF A CLAIM ENTITLED TO VOTE THEREON, BUT IS INTENDED TO AID AND SUPPLEMENT THAT REVIEW.  THE DESCRIPTION OF THE PLAN HEREIN IS ONLY A SUMMARY, AND HOLDERS OF CLAIMS AND OTHER PARTIES IN INTEREST ARE CAUTIONED TO REVIEW THE PLAN THEMSELVES FOR A FULL UNDERSTANDING OF THE PLAN.  IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

General information regarding the Debtor, its businesses and material events leading to the commencement of the Chapter 11 Case and the history of the Chapter 11 Case is set forth in Article IV.  Except where otherwise noted, this information is provided by the Debtor and its management.  The statements as to the Debtor’s financial condition contained in this Disclosure Statement are made as of [_____], 2009 (unless another time is specified), and there is no representation or implication that the information contained herein will not have changed as of any time subsequent to that date, nor will you receive any notice of such changes.

Certain risk factors and other considerations are described in Article VIII below.  Alternatives to confirmation and consummation of the Plan are described in Article IX below.

 THIS DISCLOSURE STATEMENT INCLUDES CERTAIN STATEMENTS, ESTIMATES AND PROJECTIONS PROVIDED BY THE DEBTOR AS TO CERTAIN FUTURE MATTERS THAT REFLECT VARIOUS ASSUMPTIONS, WHICH ASSUMPTIONS MAY OR MAY NOT PROVE TO BE CORRECT.  THE DEBTOR DOES NOT UNDERTAKE ANY OBLIGATION TO PROVIDE ADDITIONAL INFORMATION OR TO CORRECT OR UPDATE ANY OF THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT OR THE EXHIBITS HERETO.

IV.  GENERAL BACKGROUND REGARDING THE DEBTOR

A.	Overview

Debtor U.S. Energy Systems, Inc. (“USEY”), the ultimate parent of GBGH, owns 100% of the Class A (voting) Membership Interests in Debtor U.S. Energy Overseas Investment, LLC (“USEO,” and together with GBGH and USEY, the “USEY Debtors”), which in turn owns 79% of the membership interests of GBGH.  The remaining 21% of the outstanding membership interests of GBGH is owned by Marathon Capital Holdings (UK), LLC (“Marathon”).

On August 7, 2006, GBGH completed the acquisition of certain energy assets (the “UK Assets”) in the United Kingdom through its wholly-owned subsidiary, UK Energy Systems Limited (“UKES”), a non-debtor company qualified under the laws of England and Wales.  Specifically, UKES, through its acquisition of 100% of the equity interests of certain other English companies (together with UKES, the “UK Subsidiaries”), acquired (i) gas licenses for approximately 100,000 acres of onshore natural gas properties and mineral rights in North Yorkshire, England, containing significant proved reserves, (ii) the Knapton Generating Station, a 42 MW gas-fired power plant associated with and located in the vicinity of the natural gas reserves in North Yorkshire, England, and (iii) certain related gas gathering and processing assets.  As part of the acquisition, one of the UK Subsidiaries entered into a power purchase agreement and a gas sales agreement with Scottish Power Energy Management (“Scottish Power”) under which Scottish Power is required to purchase all of the electricity generated by the Knapton Generating Station and all of the natural gas produced from the associated reserves up to 100 bcf in the aggregate for a term of up to 12 years.

At the time of the acquisition of the UK Assets, GBGH intended to further develop the natural gas fields subject to the gas licenses in a several phase process.  That development plan included:  (i) the expansion of the natural gas collection system in order to supply the Knapton Generating Station with sufficient gas to operate at full capacity on a 24 hours per day, seven days per week basis; (ii) the making of modifications to the Knapton Generating Station to increase efficiency; (iii) the expansion of proved and collectible gas reserves; and (iv) the construction of a pipeline to the UK’s national gas distribution system to allow the UK Subsidiaries to more widely market the natural gas collected.

As the UK Subsidiaries moved to implement the development and expansion plans discussed above, the USEY Debtors budgeted approximately $36 million of the proceeds of the various financing transactions for capital expenditures to permit the UK Subsidiaries to realize on the potential of the UK Assets.  Those funds were to be used to bring the Knapton Generating Station to full capacity, to make certain gas field production investments and to conduct 3D seismic analyses of the gas properties.  The initial results of the UK Subsidiaries development efforts appeared promising.

In June 2007, however, USEY’s board of directors were informed for the first time that the capital expenditure requirements for completion of the planned expansion of the UK Assets, based on expenditures and commitments to date, were higher than anticipated and were expected to significantly exceed the budget of $36 million--perhaps by more than 100%.  In response, the USEY board of directors took a number of immediate actions, including the removal of the CEO of the UK Subsidiaries, hiring an outside law firm in the UK to investigate the failure of management to keep the respective boards of the USEY Debtors and the UK Subsidiaries properly informed, and retaining independent engineers to determine the actual extent of the capital requirements necessary for implementing the planned expansion.

USEY, through its public SEC filings, also announced to the market the increase in the capital requirements and informed its investors that failure to complete the expansion of the UK Assets likely would result in the USEY Debtors’ inability to generate sufficient revenue to service the debt under the Loan Agreements (as defined herein).  Furthermore, USEY determined that absent a refinancing or the raising of additional capital, the USEY Debtors would not be able to meet their capital contribution obligations and likely would be in default under the Loan Agreements.

The USEY Debtors, the Prepetition Lenders, and the numerous other constituencies that have an interest in the USEY Debtors worked diligently to address the working capital concerns faced by the Debtors’ operations in the United Kingdom.  The USEY Debtors’ boards of directors and managers, however, determined that a negotiated resolution among the numerous constituencies could not be accomplished in a timely manner outside of a court supervised process and that the commencement of bankruptcy cases was necessary to protect the value of the USEY Debtors’ businesses for the benefit of the USEY Debtors’ creditors and shareholders.  Accordingly, on January 9, 2008, each of the USEY Debtors filed their respective voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

Due to the inability to obtain an allocation of funds necessary to pursue a drilling program in accordance with the business plan for the UK operations, the natural gas fuel for the Knapton Plant has been primarily supplied by a single production natural gas well (“KM-4”).  Prior to August 23, 2008, KM-4 was flowing natural gas at such a rate that, coupled with minor contributions from two other wells, there was sufficient natural gas to operate the Knapton Plant on a 24/7 basis, albeit not at full capacity.

On August 23, 2008, the Knapton Plant was shut down in order to perform scheduled maintenance in accordance with the long term maintenance program  As the shut down of the generating facility eliminated the need for natural gas, gas flows from KM-4 were shut down in order to preserve gas reserves.  Maintaining gas flows utilizing flaring was not possible during a significant portion of the shut-down due to maintenance activities on the gas flare and due to environmental compliance issues.  In addition, the shut down of gas production from KM-4 allowed for additional tests on the well that would assist in the reaffirmation of current reserve estimates.  Based upon the operating characteristics of KM-4 prior to its shut down, it was assumed that the failure to reestablish gas flows at KM-4 was not a significant risk.

On August 28, 2008, upon the completion of the scheduled maintenance work, attempts to restart the gas flows from KM-4 failed.  Over the next few weeks, various procedures were tried and techniques utilized in attempts to restart the gas flow from KM-4.  To date, all attempts have been unsuccessful.  It has been determined that ground water has most likely overtaken the natural gas in KM-4’s reservoir thereby choking off gas flows to the wells.  The likelihood of successfully reestablishing natural gas flow from KM-4 is minimal.

During the scheduled maintenance period, maintenance also was performed on a older and nearly exhausted natural gas well (“KM-1”).  To date, natural gas production has not been reestablished at KM-1.  It is believed that, over time, production may be reestablished at KM-1 by the natural processes within KM-1’s reservoir; however, this period may be measured in weeks or months.

Due to the inability to obtain gas production from KM-4 and KM-1, electricity production at the Knapton Plant has been reduced to two to four hours per day.  This will remain the case until new wells are drilled.  The current business plan includes the drilling of new wells in early 2009.  Due to the current world wide demand for drilling rigs, an acceleration of this drilling timetable is not possible as drilling rigs are not available.

B.	The Debtor’s Capital Structure

To finance the acquisition of the UK Assets, the USEY Debtors entered into three inter-related secured credit facilities:  (i) that certain First Lien Credit Agreement, dated August 7, 2006 (the “First Lien Credit Agreement”), by and among GBGH, as borrower, certain lenders party thereto (the “First Lien Lenders”), and Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent (the “Original First Lien Administrative Agent”) and collateral agent (the “Original First Lien Collateral Agent”, and together with the Original First Lien Administrative Agent, the “First  Lien Agent”); (ii) that certain Second Lien Credit Agreement, dated August 7, 2006 (the “Second Lien Credit Agreement”; together with the First Lien Credit Agreement, the “GBGH Credit Agreements”), by and among GBGH, as borrower, certain lenders party thereto (the “Second Lien Lenders”; together with the First Lien Lenders, the “Prepetition Lenders”), and Credit Suisse, as administrative agent (the “Original Second Lien Administrative Agent”) and collateral agent (the “Original Second Lien Collateral Agent, and together with the Original Second Lien Administrative Agent, the “Second Lien Agent”); and (iii) that certain Credit and Guaranty Agreement (the “USEO Credit Agreement”; together with the GBGH Credit Agreements, the “Loan Agreements”), dated August 7, 2006, by and among Debtor USEO, as borrower, Debtor USEY, as guarantor, the lenders party thereto (the “USEO Lenders”), and Silver Point Finance, LLC (“Silver Point”), as administrative and collateral agent (the “Third Lien Agent”).

Pursuant to the GBGH Credit Agreements, GBGH borrowed $113.5 million from the First Lien Lenders and $29.5 million from the Second Lien Lenders.  The proceeds of those transactions were used by GBGH to acquire the UK Assets, to fund certain reserve accounts, to acquire certain hedging instruments, and to pay the costs and fees related to the transaction.  Similarly, pursuant to the USEO Credit Agreement, USEO borrowed approximately $23.3 million from the USEO Lenders, the proceeds of which were (i) contributed to GBGH to facilitate its acquisition of the UK Assets and to fund certain reserve accounts owned by GBGH for the development and expansion of the UK Assets, and (ii) used to pay the fees and expenses associated with the transaction.

In addition to the GBGH Credit Agreements, the USEY Debtors also entered into a number of security and intercreditor agreements related to the GBGH Credit Agreements, including the following: (i) that certain First Lien Security Agreement, dated August 7, 2006 (the “First Lien Security Agreement”), by and between GBGH and the Original First Lien Collateral Agent; (ii) that certain Second Lien Security Agreement, dated August 7, 2006 (the “Second Lien Security Agreement”), by and between GBGH and the Original Second Lien Collateral Agent; (iii) that certain Collateral and Intercreditor Agreement (the “Intercreditor Agreement”), dated August 7, 2006, by and among GBGH, the First Lien Agent, the Second Lien Agent, the Third Lien Agent, certain of the UK Subsidiaries as guarantors, and USEO and Marathon, as pledgors; and (iv) that certain Equity Support Agreement (the “Equity Support Agreement”; together with the First Lien Security Agreement, the Second Lien Security Agreement, the Intercompany Agreement and certain related agreements, the “GBGH Security Agreements”), by and among USEY, GBGH and Credit Suisse, in its capacity as Original First Collateral Lien Agent and Original Second Lien Collateral Agent.  Pursuant to the GBGH Security Agreements, Debtors USEO and GBGH and the non-debtor UK Subsidiaries, among other things, granted security interests in, and liens on, substantially all of their assets as collateral security for their obligations under the GBGH Credit Agreements.

In connection with the GBGH Security Agreements, GBGH granted security interests and provided customary borrower covenants.  The GBGH Security Agreements also required that GBGH establish and fund certain reserve accounts in the United States (collectively, the “Accounts”) from the proceeds from the financing or from other sources.  GBGH’s ability to utilize the funds in each of the Accounts, which in the aggregate totaled approximately $13 million as of the Petition Date (together, the “Cash Collateral”), generally is proscribed by the terms of the GBGH Credit Agreements and the other Loan Documents, as those funds are pledged to the First Lien Collateral Agent as collateral for the benefit of the First Lien Lenders and to the Second Lien Collateral Agent as collateral for the Second Lien Lenders.

The current amounts outstanding under the GBGH Credit Agreements and certain unaudited financial information for GBGH is annexed hereto as Exhibit D.

C.	Description and History of the Chapter 11 Case

1.	General Case Background

On the Petition Date, the Debtor voluntarily commenced the Chapter 11 Case before the Bankruptcy Court.  The Debtor is continuing in possession of its properties and continuing to operate and manage its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  On January 11, 2008, the Bankruptcy Court entered an order [Docket No. 21] directing that the USEY Debtors’ chapter 11 cases be procedurally consolidated and jointly administered for procedural purposes only under Case No. 08-10054.  On January 26, 2009, the Bankruptcy Court entered an order [Docket No. 326] directing that the USEY Debtors’ chapter 11 cases be procedurally consolidated and jointly administered with the chapter 11 cases of the other Debtors for procedural purposes only under Case No. 08-10054.  The Honorable Robert D. Drain is presiding over the Debtors’ chapter 11 cases.  As of the date hereof, an official committee of unsecured creditors has not been appointed and no request has been made for the appointment of a trustee or an examiner in the Debtors’ chapter 11 cases.

2.	First Day Orders

On January 11, 2008, the Bankruptcy Court entered certain “first day” orders granting the USEY Debtors various forms of relief designed to stabilize, and minimize any disruption to, the Debtors’ business operations, including:  (i) authorizing the joint administration of the USEY Debtors’ chapter 11 cases [Docket No. 21], (ii) authorizing the continued maintenance of the USEY Debtors’ bank accounts and continued use of existing business forms [Docket No. 25], and (iii) authorizing the USEY Debtors to pay certain prepetition employee wage and benefit claims [Docket No. 26].

3.	Corporate Governance Litigation

On or about October 4, 2007, Asher E. Fogel (the former CEO and chairman of USEY) instituted litigation in Delaware (the “Fogel Litigation”) by filing a complaint in the Court of Chancery of the State of Delaware (the “Chancery Court”) against USEY and its then three independent directors (together with USEY, the “Delaware Defendants”).  In the Fogel Litigation, Mr. Fogel requested that the Chancery Court order the Delaware Defendants to give notice and hold a special meeting of shareholders to vote on the removal of the then independent directors and to elect new directors.

On or about January 23, 2008, Nakash Energy LLC and certain of its affiliates (collectively, “Nakash”), who collectively own over fifteen percent of the outstanding shares of USEY and USEY’s largest shareholder, instituted litigation in Delaware (the “Nakash Litigation,” and together with the Fogel Litigation, the “Corporate Governance Litigation”) by filing a complaint (the “Nakash Complaint”) in the Chancery Court.  Through the Nakash Complaint, Nakash sought, among other things, to compel an annual general meeting of shareholders for the election of directors and the removal of the then current members of the USEY Board.

On February 25, 2008, the Bankruptcy Court entered an order [Docket No. 98] (the “Settlement Order”) approving a proposed settlement under Rule 9019 of the Federal Rules of Bankruptcy Procedure of the majority of the corporate governance disputes involving the USEY Debtors.  The Settlement Order authorized the reconstitution of the respective boards of directors or board of managers of the USEY Debtors, and directed that the reconstituted board of directors of USEY shall remain as reconstituted until further order of the Bankruptcy Court or confirmation and substantial consummation of a chapter 11 plan for each of the USEY Debtors.  Pursuant to the terms of the Settlement Order, the Nakash Litigation has been voluntarily dismissed without prejudice.  Since the entry of the Settlement Order, Mr. Fogel has not prosecuted the Fogel Litigation.

4.	Retention of the USEY Debtors’ Professionals

a.	Hunton & Williams LLP

To assist them in carrying out their duties as debtors-in-possession, and to represent their interests otherwise in the chapter 11 cases, the USEY Debtors, on January 10, 2008, filed with the Bankruptcy Court an application [Docket No. 18] (the “Hunton & Williams Application”) seeking entry of a final order authorizing the USEY Debtors to retain Hunton & Williams LLP as their lead counsel.  On January 31, 2008, the Bankruptcy Court entered a final order [Docket No. 67] approving the Hunton & Williams Application.

b.	Jefferies & Company, Inc.

To assist them in carrying out their duties as debtors-in-possession, the USEY Debtors, on January 10, 2008, filed with the Bankruptcy Court an application [Docket No. 17] (the “Jefferies Application”) seeking entry of a final order authorizing the USEY Debtors to retain Jefferies & Company, Inc. (“Jefferies”) as their financial advisor.  On February 14, 2008, the Bankruptcy Court entered an order [Docket No. 81] (the “Jefferies Order”) approving the Jefferies Application on an interim basis and, on February 22, 2008, the Jefferies Order, in the absence of any objections to the Jefferies Application, became a final order.

c.	Epiq Bankruptcy Solutions, LLC

On the Petition Date, the USEY Debtors filed with the Bankruptcy Court an application [Docket No. 12] (the “Epiq Application”) seeking entry of a final order authorizing the USEY Debtors to retain Epiq Bankruptcy Solutions, LLC as their noticing, claims and balloting agent.  On January 31, 2008, the Bankruptcy Court entered a final order [Docket No. 66] approving the Epiq Application.

d.	Eckert Seamans Cherin & Mellott, LLC

On February 1, 2008, the USEY Debtors filed with the Bankruptcy Court an application [Docket No. 71] (the “Eckert Application”) seeking entry of a final order authorizing the USEY Debtors to retain Eckert Seamans Cherin & Mellott, LLC as the USEY Debtors’ Delaware counsel.  On February 26, 2008, the Bankruptcy Court entered a final order [Docket No. 100] approving the Eckert Application.

e.	Reed Smith LLP

On April 7, 2008, the USEY Debtors filed with the Bankruptcy Court an application [Docket No. 131] (the “Reed Smith Application”) seeking entry of a final order authorizing the USEY Debtors to retain Reed Smith LLP as the USEY Debtors’ corporate governance counsel.  On April 28, 2008, the Bankruptcy Court entered a final order [Docket No. 157] approving the Reed Smith Application.

5.	Cash Collateral

On January 10, 2008, the USEY Debtors filed with the Bankruptcy Court, a motion [Docket No. 16] (the “Cash Collateral Motion”) seeking the entry of interim and final orders (i) authorizing GBGH to use Cash Collateral, and (ii) approving an adequate protection package to the First Lien Lenders and the Second Lien Lenders.  On February 25, 2008, the Bankruptcy Court entered an order [Docket No. 94] approving the Cash Collateral Motion on an interim basis and, on March 4, 2008, entered an order [Docket No. 114] (the “Final Cash Collateral Order”) approving the Cash Collateral Motion on a final basis.  The Final Cash Collateral Order expired by its own terms on March 31, 2008.

On February __, 2009, the Bankruptcy Court entered an order [Docket No. ___] authorizing GBGH to use Cash Collateral to fund operating expenses, reorganization expenses and the UK Subsidiaries’ drilling of new wells to supply natural gas to the Knapton Plant and also overhaul a turbine (collectively, the “Drilling Program”).

6.	Claims Process and Bar Date

On January 24, 2008, GBGH filed with the Bankruptcy Court a statement of financial affairs, and schedules of assets, liabilities and executory contracts and unexpired leases.

On April 23, 2008, the USEY Debtors filed with the Bankruptcy Court a motion [Docket No. 150] seeking the entry of a final order establishing a deadline for filing prepetition proofs of claim in the chapter 11 cases.  On May 7, 2008, the Bankruptcy Court entered a final order [Docket No. 159] establishing July 1, 2008 at 5:00 p.m. as the deadline for filing prepetition proofs of claim in the USEY Debtors’ chapter 11 cases.

THE PLAN ESTABLISHES THAT THE BAR DATE FOR ADMINISTRATIVE CLAIMS IS FORTY-FIVE (45) CALENDAR DAYS AFTER THE EFFECTIVE DATE.

7.	Exclusivity

The Bankruptcy Code grants a debtor an initial period of 120 days after the commencement of the chapter 11 case during which the debtor has an exclusive right to propose and file a plan of reorganization (the “Exclusive Filing Period”).  If the debtor proposes and files a plan within the initial 120-day Exclusive Filing Period, then the debtor has until the end of the period ending on the 180th day after the commencement of the chapter 11 case to solicit and to obtain acceptances of such plan (the “Exclusive Solicitation Period,” and together with the Exclusive Filing Period, the “Exclusive Periods”).  The Exclusive Periods may be extended by an order of the Bankruptcy Court.  On October 14, 2008, the Bankruptcy Court entered an order [Docket No. 261] extending GBGH’s Exclusive Solicitation Period through and including December 5, 2008, without prejudice to the right of GBGH to seek a further extension of the Exclusive Solicitation Period.  On December 3, 2008, the Bankruptcy Court entered an order [Docket No. 277] extending GBGH’s Exclusive Solicitation Period through and including February 27, 2009, without prejudice to the right of GBGH to seek a further extension of the Exclusive Solicitation Period.  On February 18, 2009, the Bankruptcy Court entered an order [Docket No. 366] extending GBGH’s Exclusive Solicitation Period through and including March 31, 2009, without prejudice to the right of GBGH to seek a further extension of the Exclusive Solicitation Period.

8.	Marketing of the UKES Assets

Beginning in the fall of 2007, the board of directors of USEY (the “USEY Board”) undertook a program to explore the possible sale of UKES.  It requested that Jefferies, an investment banking and advisory firm acting as exclusive advisor to USEY, assist and advise the USEY Board with respect to a possible sale.  Jefferies identified prospective purchasers of the assets of UKES and contacted over forty of them.  Over thirty companies requested and received non-confidential opportunity summaries, and twenty companies signed confidentiality agreements and were provided access to an electronic due diligence room.  The USEY Board received proposals from at least six interested parties with implied valuations for UKES ranging from $30 million to $145 million.  All proposals were subject to significant due diligence and the majority were subject to financing.  Despite the USEY Debtors’ and Jefferies’ efforts to provide interested parties with sufficient information to submit proposals that were not subject to further due diligence or financing, none of the interested parties removed both contingencies.  Moreover, parties who entered into advanced due diligence subsequently lowered their initial implied valuations because of, among other things, the world-wide economic downturn, the freezing of the credit markets, a steep decline in natural gas prices, and the significant and unexpected operational issues experienced by the UK Subsidiaries.

V.  SUMMARY OF THE AMENDED PLAN OF REORGANIZATION

 THE FOLLOWING SUMMARY PROVIDES ONLY A GENERAL OVERVIEW OF THE PLAN, WHICH IS QUALIFIED IN ITS ENTIRETY BY THE PLAN AND ITS EXHIBITS, A COPY OF WHICH PLAN AND EXHIBITS ARE ANNEXED HERETO AS EXHIBIT A.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE SUMMARY CONTAINED HEREIN, THE TERMS OF THE PLAN SHALL GOVERN.

A.	Classification and Treatment of Claims and Interests

The categories of Claims and Interests listed below classify Claims and Interests that are required to be designated in Classes pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  Classification of Claims and Interests in the Plan is for all purposes, including voting, confirmation and distribution pursuant to the Plan.

A Claim or an Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class only to the extent that any remainder of such a Claim or an Interest qualifies within the description of such different Class.

A Claim or Interest is placed in a particular Class only to the extent that such a Claim or an Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.  Notwithstanding any distribution provided for in the Plan, no distribution on account of any Claim or Interest is required or permitted unless and until such a Claim or an Interest becomes an Allowed Claim or an Allowed Interest, as the case may be, if at all, until after the Effective Date.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article III of the Plan.

The Plan designates five Classes of Claims, one Class of Interests and leaves certain claims unclassified.  The following sections describe more fully the classification and treatment of Claims and Interests under the Plan.

1.	Unclassified Claims – Administrative Claims and Priority Tax Claims

(a)	Administrative Claims

Administrative Claims are those Claims asserted against GBGH that constitute a cost or an expense of administration of the Chapter 11 Case allowed under Bankruptcy Code sections 503(b), 507(a)(2) or 507(b) including without limitation (i) any actual and necessary costs and expenses incurred after the Petition Date of preserving any of the Assets of GBGH and any actual and necessary costs and expenses of operating GBGH’s business; (ii) any allowance of compensation and reimbursement of expenses of professionals, pursuant to sections 328, 330 or 331 of the Bankruptcy Code, to the extent allowed by the Court and certain other amounts as set forth in the Plan; and (iii) any fees or charges assessed against GBGH under 28 U.S.C. §§ 1911-1930.  The Bankruptcy Code does not require Administrative Claims to be classified under a plan.  It does, however, require that Allowed Administrative Claims be paid in full in Cash in order for a plan to be confirmed, unless a Holder of an Allowed Administrative Claim consents to different treatment.

Pursuant to the Plan, on the Distribution Date, or as soon thereafter as is reasonably practicable, the Holder of each Allowed Administrative Claim shall receive Cash in an amount equal to the unpaid portion of such an Allowed Claim, unless GBGH and the holder of an Allowed Administrative Claim shall have agreed to other less favorable treatment of such an Allowed Administrative Claim; provided, however, that Allowed Administrative Claims for goods or non-professional services provided to the Debtor during the Chapter 11 Case in the ordinary course of the Debtor’s business shall be paid or satisfied in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

 THE PLAN ESTABLISHES THE ADMINISTRATIVE CLAIMS BAR DATE AS THE DATE THAT IS FORTY-FIVE (45) DAYS AFTER THE EFFECTIVE DATE OF THE PLAN.  ALL ADMINISTRATIVE CLAIMS ARISING ON OR BEFORE THE CONFIRMATION DATE SHALL BE FILED WITH THE COURT AND SERVED IN ACCORDANCE WITH THE PLAN, THE BANKRUPTCY CODE AND THE BANKRUPTCY RULES OR BE FOREVER BARRED.

(b)	Professional Fee Claims

Professional Fee Claims are Administrative Claims asserted against GBGH for allowance of compensation and reimbursement of expenses by (i) Professionals pursuant to sections 330 or 331 of the Bankruptcy Code, or (ii) any Person or Entity making a claim for compensation and reimbursement of expenses under section 503(b) of the Bankruptcy Code.  All final applications for the allowance and payment of Professional Fee Claims for services rendered and expenses incurred in connection with the Chapter 11 Case through and including the Effective Date shall be filed with the Bankruptcy Court no later than forty-five (45) days after the Effective Date.  Without limiting the foregoing, GBGH or Reorganized GBGH, as the case may be, may pay the charges incurred by GBGH on or after the Confirmation Date for Professionals’ fees, disbursements, expenses or related support services (including fees and expenses related to the preparation of the GBGH’s Advisors’ fee applications) without application to, or approval of, the Bankruptcy Court.

(c)	Priority Tax Claims

Priority Tax Claims are Claims asserted by governmental units entitled to priority under Bankruptcy Code section  507(a)(8).  The Bankruptcy Code does not require Priority Tax Claims to be classified under a plan, but requires that such claims receive the treatment described below unless the holder of such Claim consents to different treatment.  Any Holder of an Allowed Priority Tax Claim shall be paid by GBGH or Reorganized GBGH, as the case may be, in full, in Cash, upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Priority Tax Claim, (c) the date upon which such an Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Case had not been commenced, or (d) as may be agreed upon between the Holder of such an Allowed Priority Tax Claim and GBGH.  A Priority Tax Claim that is a Disputed Claim shall not receive any distribution unless and until such a Claim becomes an Allowed Priority Tax Claim.  To the extent that some or all of an Allowed Secured Claim for taxes does not qualify as a Priority Tax Claim, but is a valid Allowed Secured Claim, it will be classified as a Class 3 Other Secured Claim.

2.	Class 1 - First Lien Secured Claims

(a)          Classification:  Class 1 consists of Allowed First Lien Secured Claims against GBGH.

(b)          Treatment:  In full and complete satisfaction, settlement and release of the Allowed First Lien Secured Claims, on the Effective Date or as soon as reasonably practicable thereafter, Holders of the Allowed First Lien Secured Claims shall receive their Ratable Portion of (i) the New Term Facility in the aggregate principal amount of $50 million, (ii) the New Second Lien Credit Facility in the aggregate principal amount of $15 million and (iii) New Membership Interests representing 97.5% of the aggregate New Membership Interests, before giving effect to the exercise of any Warrants.

(c)          Voting:  Class 1 is Impaired.  The Holders of Allowed First Lien Secured Claims are entitled to vote to accept or reject the Plan.

3.	Class 2 - Second Lien Secured Claims

(a)          Classification:  Class 2 consists of Allowed Second Lien Secured Claims against GBGH.

(b)          Treatment:  In full and complete satisfaction, settlement and release of the Allowed Second Lien Secured Claims, on the Effective Date or as soon as reasonably practicable thereafter, Holders of the Allowed Second Lien Secured Claims that vote in favor of the Plan and to accept the releases set forth in Article X of the Plan shall receive their Ratable Portion of (i) New Membership Interests representing 2.5% of the aggregate New Membership Interests, before giving effect to the exercise of any Warrants, and (ii) 100% of the Warrants.  The claims held by Holders of Allowed Second Lien Secured Claims that vote to reject the Plan will not be counted as Allowed Claims when determining the respective Ratable Portions of the New Membership Interests and Warrants that will be distributed under the Plan to the Holders of Allowed Second Lien Secured Claims that vote to accept that Plan and accept the releases set forth in Article X of the Plan.  To the extent that Holders of least two-thirds (2/3) in amount of Allowed Claims actually voting in Class 2 have not voted to accept the Plan and the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have not voted to accept the Plan, the holders of the Allowed Second Lien Secured Claims shall receive no distribution or property under the Plan.

(c)          Voting:  Class 2 is Impaired.  The Holders of Allowed Second Lien Secured Claims are entitled to vote to accept or reject the Plan.

4.	Class 3 - Other Secured Claims

(a)          Classification:  Class 3 consists of Allowed Other Secured Claims against GBGH.

(b)          Treatment:  The legal, equitable and contractual rights of the Holders of Allowed Other Secured Claims are unaltered by the Plan.  Unless a Holder of an Other Secured Claim and GBGH agree to a different treatment, on the Effective Date, each Holder of an Allowed Other Secured Claim shall have its Claim Reinstated.

(c)          Voting:  Class 3 is Unimpaired.  Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

5.	Class 4 – Priority Non-Tax Claims

(a)          Classification:  Class 4 consists of Allowed Priority Non-Tax Claims against GBGH.

(b)          Treatment:  The legal, equitable and contractual rights of Holders of Allowed Priority Non-Tax Claims are unaltered by the Plan.  Unless a Holder of an Allowed Priority Non-Tax Claim and GBGH agree to a different treatment, each Holder of an Allowed Priority Non-Tax Claim shall receive one of the following treatments at the election of GBGH:

(i)	to the extent then due and owing on the Effective Date, such an Allowed Priority Non-Tax Claims will be paid in full, in Cash, by Reorganized GBGH;

(ii)
to the extent not due and owing on the Effective Date, such Allowed Priority Non-Tax Claims will be paid in full, in Cash, by Reorganized GBGH when and as such Allowed Priority Non-Tax Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

(iii)	such Allowed Priority Non-Tax Claims will be otherwise treated in any manner such that Class 4 shall not be Impaired.

(c)          Voting:  Class 4 is Unimpaired.  Holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

6.	Class 5 - General Unsecured Claims

(a)          Classification.  Class 5 consists of Allowed General Unsecured Claims that are not otherwise classified.

(b)          Treatment.  Holders of Claims in Class 5 shall receive no property or other distributions under the Plan.

(c)          Voting.  Class 5 is Impaired.  The Holders of the Allowed General Unsecured Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

7.	Class 6 - GBGH Equity Interests

(a)          Classification:  Class 6 consists of Interests in GBGH.

(b)          Treatment:  On the Effective Date, the Interests in GBGH shall be cancelled.

(c)          Voting:  Class 6 is Impaired.  The Holders of the Allowed Interests in GBGH are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

B.	Disputed Claims

No distribution or other payment or treatment shall be made on account of a Disputed Claim, even if a portion of the Claim is not disputed, unless and until such Disputed Claim becomes an Allowed Claim and the amount of such an Allowed Claim is determined by a Final Order, by a stipulation between GBGH and the Holder of the Claim, or by a stipulation between Reorganized GBGH and the Holder of the Claim.  Within ten (10) Business Days following the Allowance Date for each Disputed Claim that becomes an Allowed Claim after the Distribution Date, Reorganized GBGH shall pay directly to the Holder of such an Allowed Claim the amount provided for in Articles III or IV of the Plan, as applicable.

C.	Means for Implementation of the Plan

1.	Exit Credit Facilities

All Cash necessary for Reorganized GBGH to make payments pursuant to the Plan shall be obtained from existing Cash balances of GBGH and the Guarantors, the operations of GBGH or Reorganized GBGH or the Guarantors, and the proceeds of the New Working Capital Facility under the New First Lien Credit Facilities.

The New Working Capital Facility will provide up to $7 million to fund payments due under the Plan and post-confirmation operations. The terms of the New Working Capital Facility are stated in the Exit Credit Facilities Term Sheet attached the Plan as Exhibit A.  For the avoidance of doubt, the description of the New Working Capital Facility under this Section 6.1 is only a summary, and in the case of any conflict the terms in the Exit Credit Facilities Term Sheet shall be controlling.

The proceeds of the New Working Capital Facility shall be applied for working capital and general corporate purposes of GBGH and the Guarantors including, but not limited to, (i) the funding of the Debt Service Reserve Account (as defined in the Exit Credit Facilities Term Sheet), (ii) the payment of Working Capital Fees (as defined the Exit Credit Facilities Term Sheet), and (iii) the payment of any capital expenditures incurred in accordance with the terms of the Drilling Plan (as defined in the Exit Credit Facilities Term Sheet).

GBGH’s and the Guarantors’ obligations under the New First Lien Credit Facilities will be secured by a valid and perfected first priority lien and security interest in the following:

(i)            all of the present and future ownership interests in each Guarantor (but not Reorganized GBGH’s);

(ii)           all present and future intercompany debt between Reorganized GBGH and each Guarantor (or between any Guarantors);

(iii)          all of the present and future property and assets, real and personal of Reorganized GBGH and each Guarantor, including machinery and equipment, inventory and other goods, accounts receivable, owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification right, tax refunds and cash; and

(iv)         all proceeds and products of the property and assets described above in clauses (i) through (iii).

Reorganized GBGH’s obligations under the New Second Lien Credit Facility will be secured by a valid and perfected second priority lien and security interest in all of the above-mentioned collateral that is the direct property of GBGH, but excluding any property or assets that are the direct property of any of the Guarantors.  The Guarantors will not guarantee the New Second Lien Credit Facility.

2.	Authorization, Issuance and Distribution of the New Membership Interests

The issuance of the New Membership Interests by Reorganized GBGH is authorized pursuant to the Plan without the need for any further corporate action or compliance with any non-applicable bankruptcy law.  On or as soon as reasonably practicable after the Effective Date, Reorganized GBGH shall distribute the New Membership Interests in accordance with the Plan.

3.	Execution of Plan Documents

On the Effective Date, all Plan Documents shall be executed and delivered by Reorganized GBGH and shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and as specified in the Plan.

4.	Corporate Governance, Directors and Officers, and Corporate Action

(a)          Reorganized GBGH Operating Agreement.  On the Effective Date, the Reorganized GBGH Operating Agreement shall have been deemed to have been executed by all Creditors, and other parties in interest, that receive the New Membership Interests or Warrants pursuant to, or in accordance with, the Plan.  The Reorganized GBGH Operating Agreement will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.  Following the Effective Date, Reorganized GBGH may amend and reinstate its operating agreement and other constituent documents as permitted by applicable state law.

(b)          Directors and Officers of Reorganized GBGH.  Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, and except as may otherwise be disclosed in the Disclosure Statement, on the Effective Date, the directors who are identified in the Plan Supplement shall serve as the initial Reorganized GBGH Board of Directors.  Pursuant to section 1129(a)(5), GBGH will disclose in the Plan Supplement, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial Reorganized GBGH Board of Directors and, to the extent such Person is an insider, the nature of any compensation for such Person.  The classification and compensation of the Reorganized GBGH Board of Directors shall be consistent with the Reorganized GBGH Operating Agreement and any applicable state law.  After the Effective Date, the corporate governance and management of Reorganized GBGH shall be determined by the Reorganized GBGH Board of Directors in accordance with the Reorganized GBGH Operating Agreement and applicable non-bankruptcy law.

(c)           GBGH and Reorganized GBGH Corporate Action.  On the Effective Date, the adoption of the Reorganized GBGH Operating Agreement, the adoption of applicable constituent documents, the selection of directors and officers for Reorganized GBGH, and other actions contemplated by the Plan (whether to occur before, on or after the Effective Date of the Plan) shall be authorized and approved in all respects (subject to the provisions of the Plan).  All matters provided for in the Plan involving the corporate structure of GBGH or Reorganized GBGH, and any corporate action required by GBGH or Reorganized GBGH in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Holders of Interests in GBGH or Reorganized GBGH.  On the Effective Date, the appropriate officers of Reorganized GBGH and members of the Reorganized GBGH Board of Directors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized GBGH.  The authorization and approval of the corporate actions in this section 6.3(c) shall be effective notwithstanding any requirements under any applicable state law or other applicable non-bankruptcy law.

5.	Elimination of Classes

Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, or a Claim temporarily allowed under Bankruptcy Rule 3018, will be deemed deleted from the Plan for all purposes.

6.	Release of Liens

On or before the Effective Date, each of the Collateral Agents shall file a notice or other public statement as is necessary or appropriate to evidence the termination of the Liens formerly held by such parties and the termination of any financing statements relating to any and all security interests in the Assets.  In addition, Reorganized GBGH is hereby appointed as attorney-in-fact for each party whose Lien is terminated hereunder, with full power and authority to execute on behalf of such party any notices or other public statements as are necessary or appropriate to evidence the termination of such party’s Lien and any financing statement relating to any and all security interests in the Assets.

7.	Indemnification of Directors, Officers and Employees

The obligations of GBGH to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person’s service in such capacity, or as a director, an officer, a partner, a trustee, an employee or an agent of GBGH to the extent provided in GBGH’s constituent documents, by a written agreement with GBGH or applicable state law, each as applicable, shall be deemed and treated as executory contracts that are assumed by GBGH pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date.  Accordingly, such indemnification obligations shall survive unimpaired and unaffected by the Confirmation Order, irrespective of whether such indemnification is owed for an act or an event occurring before or after the Petition Date, except if such claim or liability is determined by a Final Order to have resulted from gross negligence, willful misconduct, fraud or criminal conduct of such indemnified Person.  For a period of at least six years after the Effective Date, Reorganized GBGH shall maintain directors’ and officers’ liability insurance similar in coverage and at least in amounts that were in effect immediately prior to the Effective Date (the “D&O Insurance”).

8.	Cancellation of Existing Agreements and Securities

Except to the extent Reinstated or Unimpaired under the Plan, or for the purposes of evidencing a right to distributions under the Plan or as otherwise provided hereunder, on the Effective Date, all the agreements or other documents evidencing any Claims or rights of any Holder of a Claim against GBGH, including all indentures, credit agreements, security agreements and notes evidencing such Claims, and any GBGH Equity Interests, options or warrants (regardless of whether exercised) to purchase GBGH Equity Interests, shall be deemed cancelled, surrendered to GBGH, and of no further force or effect; provided, however, that such agreements shall continue in effect solely for the purposes of allowing the Collateral Agents to make any distributions on account of holders of Allowed Claims in Classes 1 and 2 pursuant to the Plan and to perform such other necessary administrative functions with respect thereto.

9.	Continued Corporate Existence and Vesting of Assets in Reorganized GBGH

Reorganized GBGH shall continue to exist after the Effective Date with all the powers of a limited liability company under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware law; provided, however, that such an alteration or termination of the existence of Reorganized GBGH shall not affect its obligation to maintain D&O Insurance.  Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Estate of GBGH, and any property acquired by GBGH or Reorganized GBGH under the Plan, shall vest in Reorganized GBGH, free and clear of all Claims, Liens, charges or other encumbrances and Interests.  On and after the Effective Date, Reorganized GBGH may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, without supervision or approval of the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions, if any, expressly imposed by the Plan and the Confirmation Order.  Without limiting the generality of the foregoing, all rights, privileges, entitlements, authorizations, grants, permits, licenses, easements, franchises and other similar items which constitute part of, or are necessary or useful in the operation of, the property of the Estate or the business of Reorganized GBGH, whether in the United States or elsewhere, shall vest in Reorganized GBGH on the Effective Date, and shall thereafter be exercisable and usuable by Reorganized GBGH to the same and fullest extent they have been exercisable and usuable GBGH before the Petition Date.

10.	United States Trustee Fees

GBGH’s Estate will pay quarterly fees to the Office of the United States Trustee until its Chapter 11 Case is closed under section 350 of the Bankruptcy Code and provide relevant reports to show the amount of such fee that is due.

11.	Revocation and Withdrawal of the Plan

GBGH reserves the right to revoke or withdraw the Plan at any time before entry of the Confirmation Order.  If GBGH revokes or withdraws the Plan prior to the Confirmation Hearing, or if Confirmation of the Plan or the Effective Date does not occur, then the Plan shall be deemed to be null and void as to the GBGH Estate.  In such an event, nothing contained in the Plan or in any document relating to the Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against GBGH or any Person or any Entity or to prejudice in any manner the rights of GBGH or any Person or any Entity in any proceeding involving GBGH.

12.	Compliance with Tax Requirements

In connection with the Plan, to the extent required by law, GBGH, Reorganized GBGH or any agent thereof making disbursements in accordance with the Plan shall deduct any federal, state or local withholding taxes from distributions and shall remit such taxes to the appropriate Governmental Unit on a timely basis.  All Holders of Allowed Claims shall be required to provide any information reasonably requested in writing to effect the withholding of such taxes, and GBGH, Reorganized GBGH or any disbursement agent thereof may withhold any distribution absent the provision of such information or further order of the Bankruptcy Court.  GBGH, Reorganized GBGH or any agent thereof shall reasonably cooperate with Holders in demonstrating an exemption from any applicable withholding taxes.  If the Holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirement of any Governmental Unit within sixty (60) days after the date of the first written notification by GBGH, Reorganized GBGH or any disbursement agent to the Holder of the Claim of the need for such information, then such Holder’s distribution shall be treated as an unclaimed distribution in accordance with section 7.4(c) of the Plan.

13.	Section 1145 Exemption

Pursuant to section 1145(a) of the Bankruptcy Code, neither section 5 of the Securities Act of 1933 nor any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, shall apply with respect to any security being offered, sold or transferred under the Plan, including without limitation all of the New Membership Interests.

14.	Section 1146(a) Exemption

Pursuant to Bankruptcy Code section 1146(a), neither (i) the issuance, transfer or exchange of any security under the Plan, including the issuance of the New Membership Interests nor (ii) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with the disposition of assets contemplated by the Plan (including real and personal property) shall be subject to any stamp, real estate transfer, mortgage recording sales, use or similar tax.

D.	Release, Injunctive and Related Provisions

1.	Subordination

The subordination and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Entities and Persons from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to Article X of the Plan.

2.	Releases

In consideration of the contributions of certain parties to the Chapter 11 Case, the Plan provides for certain waivers, exculpations, releases and injunctions.

Releases by GBGH and Reorganized GBGH.  As of the Effective Date, for good and valuable consideration including but not limited to the service of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, and the Prepetition Lenders, to facilitate the expeditious reorganization of GBGH and the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, GBGH and Reorganized GBGH hereby release:

(i)
all D&O Released Parties and their respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity;

(ii)
the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders and each of the foregoing Entities’ or Persons’ respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity; and

(iii)	the property of each of the foregoing Entities and Persons,

from any and all Claims and from any and all Causes of Actions that GBGH or Reorganized GBGH would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity or Person, based in whole or in part upon any act of omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date for Claims or liabilities in connection with or related to (i) GBGH, Reorganized GBGH or their respective subsidiaries, (ii) the Chapter 11 Case and (iii) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that there shall be no such release on account of Claims or liabilities (x) in respect of any loan, advance or similar payment by GBGH or their subsidiaries to any such Entity or Person; or (y) in respect of any contractual obligation owed by such Entity or Person to GBGH or its subsidiaries; provided, further, that section 10.2 of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

Releases by Holders of Claims.  On and after the Effective Date, each Holder of a Claim who has voted to accept the Plan and to accept the release set forth in section 10.2(b) of the Plan shall be deemed to have released unconditionally GBGH, Reorganized GBGH and their respective subsidiaries, the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective officers, directors, employees, partners, members, attorneys, financial advisors, accountants, investment bankers, agents, representatives and professionals, each in such capacity, and the property of each of the foregoing Entities or Persons, from any and all Claims or Causes of Action based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to or pertaining to (i) GBGH, Reorganized GBGH or their respective subsidiaries, (ii) the Chapter 11 Case and (iii) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that the foregoing provisions of section 10.2(b) of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

3.	Preservation of Rights of Action

Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized GBGH shall retain and may exclusively enforce any Claims, rights and Causes of Action that GBGH or the GBGH Estate may hold against any Person or Entity.  Reorganized GBGH may pursue such retained claims, rights or Causes of Action, as appropriate, in accordance with the best interests of Reorganized GBGH.

4.	Exculpation

GBGH, Reorganized GBGH, each of their respective subsidiaries, the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons), and the property of each of the foregoing Entities or Persons, shall have no liability to any Entity or Person, whether arising under contract, tort, federal or state securities laws, whether known or unknown, foreseen or unforeseen, existing or arising in the future, for any pre-petition or post-petition act or omission in connection with, or arising out of, the Disclosure Statement, the Plan or any Plan Document, including any Bankruptcy Court orders related thereto, the solicitation of votes for and the pursuit of Confirmation of the Plan, the Effective Date of the Plan, or the administration of the Plan or the property to be distributed under the Plan and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that the provisions of section 10.4 of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined by a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct (the acts or omissions entitled to exculpation pursuant to section 10.4 of the Plan, the “Exculpated Acts”).

Reorganized GBGH shall, from and after the Effective Date, indemnify, hold harmless and reimburse (on an as-incurred basis) each of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons) (collectively, the foregoing Entities and Persons are the “Indemnified Persons”), and the property of each of the Indemnified Persons, from, against and for any and all losses, Claims, damages, liabilities, costs and/or expenses (collectively, the “Damages”) arising from, related to or that are in any manner connected with any Exculpated Act, including without limitation, any Damages arising or resulting from or that are in any manner connected with (i) any cause of action, suit, investigation or any other proceeding and (ii) the defense of any Indemnified Person (or the involvement or participation of any Indemnified Person) in any cause of action, suit, investigation or any other proceeding.

5.	Injunction

Except as otherwise provided in the Plan or in the Confirmation Order, and in addition to the injunction provided under sections 524(a) and 1141 of the Bankruptcy Code, the Confirmation Order shall provide that, on and after the Effective Date, all Persons and Entities who have held, currently hold or may hold a Claim against GBGH or an Interest in GBGH (whether directly or indirectly and whether as a beneficial holder of such Claim or Interest or as a holder of record of such Claim or Interest or otherwise) that is discharged under the Plan are permanently enjoined, on and after the Confirmation Date and subject to the occurrence of the Effective Date, from taking any of the following actions on account of any such Claim or Interest:  (a) commencing or continuing in any manner (including by directly or indirectly assisting or facilitating the commencement or continuation of) any action or other proceeding of any kind with respect to any such Claim or Interest, against GBGH, Reorganized GBGH, or their respective properties; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against GBGH, Reorganized GBGH or their respective properties on account of any such Claim or Interest; (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against GBGH, Reorganized GBGH, or their respective properties or interests in their respective properties on account of any such Claim or Interest; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due from GBGH, Reorganized GBGH, or against the properties or interests in the property of GBGH or Reorganized GBGH on account of any such Claim or Interest; (e) authenticating, delivering or facilitating the delivery of any certificate; and (f) commencing, continuing or in any manner taking part or participating in any action, proceeding or event (whether directly or indirectly) that would be in contravention of the terms, conditions and intent of the Plan, including the releases and exculpations provided in sections 10.2 and 10.4 of the Plan; provided, however, that nothing contained herein shall preclude any such Person or Entity from exercising their rights pursuant to and consistent with the terms hereof and the contracts, instruments, releases, indentures and other agreements and documents delivered under or in connection with the Plan.

For purposes of clarity, all Disputed Claims shall be determined, resolved or adjudicated in accordance with the terms of Article VII of the Plan.  The foregoing injunction will extend to the benefit of the successors of GBGH (including without limitation Reorganized GBGH) and the Entities and Persons entitled to the benefit of the releases and exculpations provided in sections 10.2 and 10.4 of the Plan, and their respective properties and interests in properties.  Any Person or Entity injured by any willful violation of such injunction may recover actual damages, including attorneys’ fees and costs, and, in appropriate circumstances, may recover punitive damages from the willful violator.

All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms, or as provided in the Bankruptcy Code.

6.	No Waiver of Discharge

Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of the Plan pursuant to section 1141 of the Bankruptcy Code.

E.	Retention of Jurisdiction

1.	General Scope of Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Plan, the Confirmation Order and the Chapter 11 Case to the fullest extent permitted by law, including without limitation such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out.

2.	Claims and Actions

The Bankruptcy Court shall retain jurisdiction (a) to classify, resolve objections to, determine the allowance or disallowance, or estimate pursuant to section 502(c) of the Bankruptcy Code all Claims against, and Interests in, GBGH and (b) to adjudicate and enforce all Causes of Action owned by GBGH or Reorganized GBGH.

3.	Specific Jurisdiction

Without in any way limiting the scope of the Bankruptcy Court’s retention of jurisdiction over the Chapter 11 Case as otherwise set forth in the Plan, the Bankruptcy Court shall retain jurisdiction for the following specific purposes:

(i)           To hear and determine any applications or motions pending on the Effective Date for the rejection, assumption or assumption and assignment of any executory contract and to hear and determine, if need be, the allowance of Claims resulting therefrom;

(ii)          To hear and determine any motion, adversary proceeding, application, contested matter, and other litigated matter arising in or related to the Chapter 11 Case pending on or commenced after the Confirmation Date;

(iii)         To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(iv)         To hear and determine objections to Claims, including ruling on any motion filed pursuant to Article VII of the Plan;

(v)          To allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

(vi)         To enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(vii)        To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(viii)       To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(ix)          To hear and determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

(x)           To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(xi)          To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or maintain the integrity of the Plan following consummation of the Plan;

(xii)         To hear and determine other matters and for such other purposes as may be provided in the Confirmation Order;

(xiii)        To hear and determine all matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code Filed, or to be Filed, with respect to tax returns for any and all applicable periods);

(xiv)       To issue such orders in aid of execution of the Plan as may be authorized by section 1142 of the Bankruptcy Code;

(xv)        To adjudicate all claims or controversies to a security or ownership interest in GBGH’s Assets or in any proceeds thereof;

(xvi)       To resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X of the Plan and to enter such orders as may be necessary or appropriate to implement such releases, injunctions and other provisions;

(xvii)      To consider and act on the compromise and settlement of any Claim against or cause of action by or against GBGH arising under or in connection with the Plan;

(xviii)     To determine such other matters or proceedings as may be provided for under the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan or in any order or orders of the Bankruptcy Court, including but not limited to the Confirmation Order or any order which may arise in connection with the Plan or the Confirmation Order;

(xix)        To make such orders as are necessary or appropriate to carry out the provisions of the Plan;

(xx)         To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code;

(xxi)        To recover all assets of GBGH and property of the GBGH Estate, wherever located; and

(xxii)       To enter a Final Decree closing the Chapter 11 Case.

4.	Failure of Bankruptcy Court to Exercise Jurisdiction

If the Bankruptcy Court abstains from exercising, declines to exercise, or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Case, including the matters set forth in Article XI of the Plan, Article XI of the Plan shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

VI.  CONFIRMATION OF THE PLAN

A.	Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires that the Bankruptcy Court after notice, hold a hearing on confirmation of a plan of reorganization (the “Confirmation Hearing”).  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing for March __, 2009 at __:__ _.m. (prevailing Eastern Time), before the Honorable Robert D. Drain, United States Bankruptcy Judge, in the United States Bankruptcy Court, Room 610, One Bowling Green, New York, New York 10004-1408.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for any announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

Objections to confirmation of the Plan must be filed and served on or before March __, 2009 at _:__ _m. (prevailing Eastern Time) in accordance with the Notice accompanying this Disclosure Statement.

UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE ORDER APPROVING THE DISCLOSURE STATEMENT, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.	Statutory Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied.  If so, the Bankruptcy Court shall enter the Confirmation Order.  GBGH believes that the Plan satisfies or will satisfy the applicable requirements, as follows:

•           The Plan complies with the applicable provisions of the Bankruptcy Code.

•           The Debtor, as Plan proponent, has complied with the applicable provisions of the Bankruptcy Code.

•           The Plan has been proposed in good faith and not by any means forbidden by law.

•           Any payment made or to be made under the Plan for services or for costs and expenses in connection with the Chapter 11 Case has been disclosed to the Bankruptcy Court and any such payment made before the confirmation of the Plan is reasonable or if such payment is to be fixed after the confirmation of the Plan, such payment is subject to Bankruptcy Court approval.

•           With respect to each Class of Impaired Claims or Interests, either each Holder of a Claim or an Interest in such Class has accepted the Plan or each such Holder will receive or retain under the Plan on account of such Claim or Interest property of a value as of the Effective Date of the Plan that is not less than the amount that such Holder would receive or retain if the Debtor were liquidated on such date under chapter 7 of the Bankruptcy Code.

•           Except to the extent that the Holder of a particular Claim agrees to a different treatment of such Claim, the Plan provides that Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims will be paid in full (i) on the Effective Date or as soon thereafter as practicable, or (ii) on the date on which such Claim would have been due and payable if the Chapter 11 Case had not been commenced.

•           At least one Class of Impaired Claims (not including any acceptance of the Plan by any Insider (as defined in section 101(31) of the Bankruptcy Code) holding a Claim in such Class) has accepted the Plan.

•           Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of GBGH under the Plan, unless such liquidation or reorganization is proposed in the Plan.

•           All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States Trustee will be paid as of the Effective Date.

•           GBGH believes that (a) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code; (b) it has complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and (c) the Plan has been proposed in good faith.

1.	Best Interests of Creditor Test

Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each Holder of a Claim in such Class either (a) has accepted the Plan or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if GBGH was liquidated under chapter 7 of the Bankruptcy Code.  In other words, if an Impaired Class does not unanimously accept the Plan, then the Bankruptcy Court must determine that it is in the “best interests” of each Holder of an Allowed Claim or Interest that did not vote to accept the Plan.

In chapter 7 liquidation cases, unsecured creditors and equity security holders of a debtor are paid from available assets generally in the following order, with no lower class receiving any payments until all amounts due to senior classes have been paid in full or payment has been provided for:

•           Secured creditors (to the extent of the value of their collateral).

•           Priority creditors.

•           Unsecured creditors.

•           Debt expressly subordinated by its terms or by an order of the Bankruptcy Court.

•           Equity security holders.

GBGH believes that the value of any distributions in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case may not occur for a longer period of time, thereby reducing the present value of such distributions, and because distributions may be limited to the Existing First Lien Lenders.  It is possible that a distribution of the proceeds of the liquidation of GBGH could be delayed for a period of time in order for a chapter 7 trustee and its professionals to become knowledgeable about the Chapter 11 Case and the Claims against GBGH.  In addition, a chapter 7 trustee may seek to charge statutory fees of up to 3% of disbursements.  There may be a substantial erosion in the value of the Assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 of the Bankruptcy Code and the “forced sale” atmosphere that would prevail.

Under GBGH’s Liquidation Analysis, a true and complete copy of which is attached as Exhibit B hereto, GBGH’s estimates that in a chapter 7 liquidation case, Holders of Claims in Class 2 likely would not receive any property from GBGH’s Estate.  Accordingly, the treatment provided to such Classes under the Plan is substantially better than such Classes would receive in a chapter 7 liquidation.  See Article IX, Alternatives to Confirmation and Consummation of the Plan, and GBGH’s Liquidation Analysis attached as Exhibit B hereto for a further discussion of why GBGH believes that the Plan is in the best interests of Creditors.

2.	Plan Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.  For purposes of determining whether the Plan meets this requirement, GBGH has analyzed its ability to meet its obligations under the Plan.  As part of this analysis, GBGH has prepared projections of its financial performance as a reorganized Debtor for the fiscal years ending 2009 through 2013 (the “Projections”).  A true and complete copy of the Projections is annexed hereto as Exhibit C.  Based on the Projections, GBGH believes that it will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

The Projections appended to this Disclosure Statement include:

•           Projected Balance Sheet of Reorganized GBGH as of the Effective Date; and

•           Projected Statement of Operations of Reorganized GBGH from [April 1, 2009 through December 31, 2013.]

The pro forma financial information and the Projections are based on the assumptions that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date of the Plan will occur no later than [April 1, 2009.]

GBGH has prepared the projections, with the assistance of its financial advisors, based upon certain assumptions that it believes to be reasonable under the circumstances.  Those assumptions considered to be significant are described in the Projections.  The Projections have not been examined or compiled by independent accountants.  GBGH makes no representations as to the accuracy of the Projections or its ability to achieve the projected results.  Many of the assumptions on which the Projections are based are subject to significant uncertainties.  Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results.  Therefore, the actual results achieved through the projection period may vary from the projected results and the variations may be material.  All Holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projections are based in connection with their evaluation of the Plan.

3.	Bankruptcy Code Section 1129(b): Unfair Discrimination and the “Fair and Equitable Test”

The Debtor will request the Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, and the Debtor has reserved the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.  The Bankruptcy Court may confirm the Plan over the rejection or deemed rejection of the Plan by an Impaired Class of Claims or Interests if the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each such Class.

(a)	No Unfair Discrimination

The “unfair discrimination” test applies to two or more Impaired Classes of Claims or Interests that are of equal priority and are receiving disparate treatment under the Plan.  The test does not require that the treatment of such Classes be the same or equivalent, but only that the treatment be “fair.”  The Plan does not classify separately Claims against GBGH or Interests in GBGH, into two or more Impaired Classes of equal priority.  Since all Impaired Claims or Interests of equal rank are classified in the same Class and are treated equally, there is no basis for any Holder of an Impaired Claim or Interest to assert that the Plan unfairly discriminates.  Simply put, the Plan satisfies the “unfair discrimination test” because the Plan does not discriminate (let alone unfairly).

(b)	Fair and Equitable Test: “Cramdown”

The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.”  The Bankruptcy Code establishes a “cramdown” test for dissenting classes of secured creditors, unsecured creditors and equity security holders.  As to each dissenting class, the test prescribes different standards depending on the types of claims or equity security interests in such class.

Secured Creditors.  With respect to each class of secured creditors that rejects the plan, the plan must provide (a)(i) that each holder (the  “Secured Creditor”) of a claim in the rejecting class retain the liens securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such secured claim and (ii) that the Secured Creditor receives on account of its secured claim deferred cash payments having a value, as of the effective date of the plan, of at least the value of the allowed amount of such secured claim; (b) for the sale of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens, with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds under clause (a) or (c) of this subparagraph; or (c) for the realization by the Secured Creditor of the “indubitable equivalent” of its secured claim.

Unsecured Creditors.  With respect to each impaired class of unsecured claims that rejects the plan, the plan must provide (a) that each holder of a claim in the rejecting class will receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that no holder of a claim or interest that is junior to the claims of such rejecting class will receive or retain under the plan any property on account of such junior claim or interest.

The Holders of Claims in Class 5 will not receive or retain any property under the Plan on account of their respective Claims in Class 5.  Accordingly, under 1126(g) of the Bankruptcy Code, Class 5 is presumed to have rejected the Plan.  The Debtor (a) intends to request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of Class 5, and (b) reserves the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejecting of the Plan by other Classes of Creditors.

Equity Security Interests.  With respect to each impaired class of interests that rejects the plan, the plan must provide (a) that each holder of an equity security interest included in the rejecting class receive or retain on account of that equity security interest property that has a value, as of the effective date of the plan, equal to the greater of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such equity interest; or (b) that no holder of an equity security interest that is junior to such equity security interests will receive or retain under the plan any property on account of such junior interest.

The Holders of Interests in Class 6 will not receive or retain property under the Plan on account of their respective Interests in Class 6.  Accordingly, under section 1126(g) of the Bankruptcy Code, Class 6 is presumed to have rejected the Plan.  The Debtor (a) intends to request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of Class 6, and (b) reserves the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by other Classes of Claims.

The Debtor believes that the Plan may be Confirmed pursuant to the above-described “cramdown” provisions, over the dissent of certain Classes of Claims and Interests, in view of the treatment proposed for such Classes.  The Debtor believes that the treatment provided under the Plan for Holders of Claims in Class 5 and Holders of Interests in Class 6 will satisfy the “fair and equitable” test because, although no distribution will be made in respect of Claims or Interests in such Classes and, as a result, such Class will be deemed to have rejected the Plan, no Holders junior to such non-accepting Class will receive or retain any property under the Plan.  Additionally, as noted above, the Debtor does not believe that the Plan unfairly discriminates against any dissenting Class because all Claims or Interests of equal rank are classified in the same Class and are treated equally.

VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  NO RULING WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE (“IRS”), AND NO OPINION OF COUNSEL HAS BEEN OR WILL BE SOUGHT, WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN.  THE DISCUSSION SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED.  THIS DESCRIPTION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO GBGH OR HOLDERS OF CLAIMS OR INTERESTS, AND EACH SUCH HOLDER IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

A.	Federal Income Tax Consequences of the Plan to GBGH

The following is a general summary of certain significant U.S. federal income tax consequences of the Plan to GBGH and the holders of certain Claims and Interests.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Tax Code”), the Treasury Department regulations promulgated thereunder (“Treasury Regulations”), judicial decisions and current administrative rulings and practice as in effect on the date hereof.  These authorities are all subject to change at any time by legislative, judicial or administrative action, and such change may be applied retroactively in a manner that could adversely affect holders of Claims or Interests and the Debtor.

Due to a lack of definitive judicial or administrative authority or interpretation, the complexity of the application of the Tax Code and Treasury Regulations to the implementation of the Plan, the possibility of changes in the law, the differences in the nature of various Claims and Interests and the potential for disputes as to legal and factual matters, the tax consequences discussed below are subject to substantial uncertainties.

1.	IRS Circular 230 Disclosure

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR DISCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY PERSON OR ENTITY FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FORM AN INDEPENDENT TAX ADVISOR.

2.	Ownership Structure

USEO and GBGH are both partnerships for U.S. Federal income tax purposes.  USEO receives its distributive share of partnership income and expenses from GBGH and USEY, in turn, receives its distributive share of partnership income and expenses from USEO, including USEO’s share of income and expenses from GBGH.

3.	Net Operating Loss Carryover

USEY, whose tax returns are prepared on a consolidated basis, anticipates having substantial net operating loss (“NOL”) carryover from its taxable year ending December 31, 2007.  Those NOL carryovers likely will not be available to Reorganized GBGH as they exist at the USEY level and given the income recognized by the Debtors from cancellation of indebtedness discussed below.

4.	Realization of Cancellation of Indebtedness Income

Generally, a taxpayer recognizes cancellation of indebtedness (“COD”) income upon satisfaction of its outstanding indebtedness for less than its adjusted issue price.  The amount of COD income is, in general, the excess of (i) the amount of the indebtedness satisfied, over (ii) the amount of cash and the fair market value of any other consideration (including any new indebtedness issued by the taxpayer or stock of the taxpayer) given in exchange for the indebtedness satisfied.

A debtor generally must include in its gross income the amount of any COD income that is realized during the taxable year.  However, COD income is not included in gross income to a debtor if the discharge occurs in a formal Title 11 bankruptcy case or when the debtor is insolvent (except with respect to certain discharged intercompany debt which is discussed below).  Rather the debtor generally must instead, after determining its tax for the taxable year of discharge, reduce its NOLs and any capital losses and loss carryovers first and then, as of the first day of the next taxable year, reduce the tax basis of its assets by the amount of COD income excluded from gross income.  In a case of a partnership, these roles, in general, apply at the partner level.  Pursuant to applicable Treasury Regulations, the tax basis of the debtor’s assets used in its trade or business or held for investment are to be reduced before reducing the tax basis in the debtor’s inventory, accounts receivables or notes.  As an exception to the order of reduction described above, a taxpayer may elect to reduce its tax basis in its depreciable assets first, then its NOLs.  COD income realized from the discharge of intercompany debt is generally not excluded from gross income but rather is offset by a corresponding bad debt deduction to the intercompany lender.  GBGH believes that as a result of the transactions contemplated by the Plan it may receive significant COD income which will flow through to its partners.  A partner’s basis in its partnership interest is generally increased by its share of COD income and decreased by its share of deemed distribution of liability relief.

5.	Alternative Minimum Tax

A corporation generally must pay an alternative minimum tax (“AMT”) equal to 20 percent of its alternative minimum taxable income (“AMTI”) reduced by certain credits allowable for AMT purposes to the extent that the AMT exceeds the tax of the corporation calculated at the normal progressive income tax rates.  In calculating the AMTI, a corporation’s income and losses are subject to various adjustments.  For example, in computing AMTI, a corporation’s NOLs are adjusted for the adjustments and preferences under the AMT sections of the Tax Code and such resulting NOLs can be utilized to fully offset the corporation’s AMTI (determined before the NOL deduction).  However, COD income that is excluded from taxable income under the rules discussed above similarly is excluded from AMTI.  USEY does not expect to be subject to payment of any alternative minimum tax in connection with the transactions contemplated by the Plan or for the current tax year.

B.	Federal Income Tax Consequences of the Plan to Holders of Claims and Interests

  THE FOLLOWING IS NOT INTENDED TO BE A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL.  THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN FOR HOLDERS OF CLAIMS AND INTERESTS ARE COMPLEX AND, IN SOME CASES, UNCERTAIN.  ACCORDINGLY, EACH HOLDER OF A CLAIM OR AN INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OR HER OWN INDIVIDUAL TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THAT HOLDER.

GBGH will withhold distributions provided under the Plan and required by law to be withheld and will comply with all applicable reporting requirements of the Tax Code.  Under the Tax Code, interest, dividends and other “reportable payments” may under certain circumstances be subject to “backup withholding”.  Backup withholding generally applies if the holder (i) fails to furnish his social security number or other taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) fails to report interest or dividends, or (iv) under certain circumstances fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is his correct TIN and the holder is not subject to backup withholding.  Your Ballot contains a place to indicate your TIN.

If any party fails to provide the GBGH with a requested TIN within forty-five days of that request, such failure shall be deemed a waiver of rights to distributions under the Plan.  Proceeds that would have been distributed to such party shall be distributed to the other parties based upon their pro rata beneficial interests.

VIII.  CERTAIN RISK FACTORS AND OTHER CONSIDERATIONS

A.	Failure to Confirm the Plan

Even if the Impaired Classes accept or could be deemed to have accepted the Plan, the Plan may not be confirmed by the Bankruptcy Court.  Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a plan of reorganization and requires, among other things, (a) that confirmation of the Plan not be followed by liquidation or a need for further financial reorganization, unless the Plan provides for such liquidation or a need for further financial reorganization, (b) that the value of distributions to dissenting Holders not be less than the value of distributions to such Holders if the Debtor was liquidated under chapter 7 of the Bankruptcy Code and (c) the Plan and the Debtor as the plan proponent otherwise comply with the applicable provisions of the Bankruptcy Code.  Although the Debtor believes that the Plan will meet all applicable tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

B.	Delays of Confirmation or the Effective Date

Any delays of either Confirmation or the Effective Date of the Plan could result in, among other things, increased administrative costs, including Professional Fee Claims.  These negative effects of delay of either Confirmation or the Effective Date could endanger the ultimate approval of the Plan by the Bankruptcy Court.

C.	Forward Looking Statements in this Disclosure Statement May Prove to be Inaccurate

Many of the statements included in this Disclosure Statement contain forward-looking statements and information relating to the Debtor.  These forward-looking statements are generally identified by the use of terminology such as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “project,” “forecast,” “anticipate,” “believe,” or similar phrases or the negatives of such terms.  These statements are based on the beliefs of management as well as assumptions made using information currently available to management.  Such statements are subject to risks, uncertainties and assumptions, as well as other matters not yet known or not currently considered material by management.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  Forward-looking statements do not guarantee future performance.  You should recognize these statements for what they are and not rely on them as facts.  The Debtor does not undertake any obligation to update or revise any of these forward-looking statements to reflect new events or circumstances after the date of this Disclosure Statement.

D.	GBGH may not be able to successfully implement its Drilling Program

The ability of GBGH and its subsidiaries to repay the loans under the Exit Credit Facilities is dependent in large measure upon the ability of GBGH’s subsidiaries to develop their natural gas properties.  That in turn is dependent upon the ability of GBGH’s subsidiaries to execute their drilling program to restore existing wells and to drill additional successful development wells.  The operation of their 42 MW gas-fired power plant located near their gas reserves is also dependent upon the success of their drilling program.  There is no assurance that they will be able to do so.

E.	Reliance on One Customer

GBGH and its subsidiaries are heavily dependent upon Scottish Power Energy Management for a large portion of their revenues.  Scottish Power is obligated to purchase all the power produced by GBGH’s subsidiaries’ electric-generating facility, and also to take and pay for gas produced from the associated reserves up to 100 bcf in the aggregate for a term of up to twelve years.  If Scottish Power defaults in its obligations, it is not clear that GBGH and its subsidiaries would have a ready market for the natural gas not used by the electric-generating facility.

F.	Employee Incentive Plan for the Management of UK Energy Systems Limited

Following confirmation of the Plan, UKES, a wholly-owned subsidiary of GBGH, is expected to establish an employee incentive plan pursuant to which senior management of UKES will be entitled to participate in equity awards representing in the aggregate a maximum 10% equity interest in UKES, such awards to vest based upon certain time and performance targets (to be determined).  Forms of the awards remain to be determined but will likely be in the form of restricted shares granted to, or purchased by, management.  Allocation of such awards will be subject to approval by the Reorganized GBGH Board of Managers.

IX.  ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

If the Plan is not confirmed or consummated, the alternatives include, (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code, (ii) an alternative Chapter 11 plan, or (iii) dismissal of the Chapter 11 Case.

A.	Liquidation Under Chapter 7 of the Bankruptcy Code

If no plan can be Confirmed or the Bankruptcy Court determines other cause exists for conversion, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code.  In chapter 7, a trustee would be elected or appointed to liquidate the assets of the Debtor for distribution to creditors in accordance with priorities established by the Bankruptcy Code.

The Debtor believes that liquidation under chapter 7 of the Bankruptcy Code likely would result in no distributions to Creditors other than the First Lien Lenders.  The proceeds of the Exit Credit Facilities would not be available to satisfy claims in a Chapter 7 liquidation, given that confirmation of the Plan is a condition precedent to the advance of funds thereunder.  Moreover, conversion to chapter 7 and the appointment of a chapter 7 trustee would result in substantial additional Administrative Claims related to the attorneys and other professionals necessary to assist such trustee and their need to extensively study the Chapter 11 Case in order to fulfill their fiduciary duties, as well as the delays attendant to the chapter 7 trustee’s need to analyze issues and research the background of the Debtor, its assets and liabilities and the recovery analysis.  Indeed, the Debtor’s Liquidation Analysis concludes that under a chapter 7 liquidation, it is unlikely that any distributions would be made to Holders of Claims in Class 2.  A true and complete copy of the Liquidation Analysis is annexed hereto as Exhibit B.

B.	Alternative Plan(s) of Reorganization

If GBGH’s exclusive period to solicit acceptances of a plan of reorganization expires pursuant to section 1121 of the Bankruptcy Code, other parties could propose their own plans of reorganization for the Debtor.  The Debtor believes that the transactions and settlements reflected in the Plan and this Disclosure Statement will result in quicker and higher recoveries for all constituencies than any alternative scenario.

C.	Dismissal of the Case

If the Bankruptcy Court were, for whatever reason, to dismiss the Chapter 11 Case, the Creditors holding the First Lien Secured Claims would be entitled to foreclose on their collateral under the First Lien Credit Agreement, which includes substantially all of the assets of GBGH and the UK Subsidiaries.  The Creditors holding the First Lien Secured Claims could either sell the collateral in a public sale or, with the consent of the GBGH, could retain the collateral in satisfaction of the debt.  Unless the collateral was demonstrated to be worth more than approximately $113 million (the amount of the First Lien Secured Claims), no other creditors of GBGH would likely receive any funds.

The Debtor believes that confirmation and implementation of the Plan are preferable to any of the above-described alternatives and recommends that all Creditors entitled to vote, do so in favor of the Plan.

X.  CONCLUSION

GBGH believes that acceptance of the Plan is in the best interest of Creditors and recommends that you vote to accept the Plan.

GBGH, LLC

By:	/s/ Richard Augustine
Name: Richard Augustine
Title: President